Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2026 with respect to the audited consolidated financial statements of Bitdeer Technologies Group (the “Company”) and the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 10, 2026